UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2009

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On December 21, 2009, Vyteris, Inc. (the “Company” or “Vyteris”) received notice from Ferring Pharmaceuticals, Inc. (“Ferring”) of its termination of the License and Development Agreement, dated September 30, 2004, by and between the Company and Ferring (“Agreement”), effective 30 days from the date of the notice, pursuant to Section 9.04 of the Agreement.

Pursuant to Section 9.05 of the Agreement, upon a termination by Ferring under Section 9.04 of the Agreement, the following disposition of intellectual property associated with the Agreement shall occur:

a) all licenses and other rights granted to the Company shall, subject to the continued payment to Ferring of certain royalty payments under Section 9.08 of the Agreement, be converted to and continue as exclusive, worldwide irrevocable, perpetual, sub-licensable licenses to develop, make, have made, use, sell, offer to sell, lease, distribute, import and export the Product;

b) all licenses and other rights granted to Ferring under the Agreement shall be terminated as of the effective date of the termination, excluding any license rights granted pursuant to Section 8.05, which shall remain in effect, but shall be restricted to preclude the practice by Ferring of such rights in the field of the iontophoretic administration of the infertility hormone;

c) Ferring shall grant to the Company an irrevocable, perpetual, exclusive, royalty-free, sub-licensable license to practice certain intellectual property jointly developed under the Agreement with respect to the iontophoretic administration of infertility hormone;

d) Ferring shall cease to use and shall assign to Vyteris all of its right, title and interest in and to all clinical, technical and other relevant reports, records, data, information and materials relating exclusively to the Product and all regulatory filings (including any NDA, 510(k) or similar regulatory filing) relating exclusively to the Product and provide to Vyteris one (1) copy of each physical embodiment of the aforementioned items within thirty (30) days after such termination; and

e) Ferring shall cease to use any Know-How, Information or Materials arising under this Agreement to the extent such Know-How, Information or Materials is owned by Ferring shall promptly return to Vyteris all such materials.

The Company is currently evaluating the Agreement and its amendments to determine amounts owed to Ferring under the March 2009 financing arrangement and resolution of Ferring’s liens on the assets of the Company.  The Company is assessing the possibility of continued development of the Phase II product in compliance with Section 9.05 of the Agreement.

ITEM 9.01.  EXHIBIT

99.1  Notice of Termination by Ferring Pharmaceuticals, Inc., dated December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer Dated: December 28, 2009